Exhibit 99

News Release

Contacts:

Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL REPORTS THIRD QUARTER 2014

SALES UP 5% TO $10.1 BILLION; EPS OF $1.47 PER SHARE;

RAISING 2014 EPS GUIDANCE

•	Organic Sales Growth 5%; Strong Execution Across The Portfolio
•	EPS Up 19% Reported, Up 14% Using Normalized Tax Rate
•	Raising Low-End Proforma EPS Guidance To $5.50 - $5.55, From $5.45 - $5.55

MORRIS TOWNSHIP, N.J., October 17, 2014 -- Honeywell (NYSE: HON) today announced its results for the third quarter of 2014:

Total Honeywell
($ Millions, except Earnings Per Share)	3Q 2013	3Q 2014	Change
Sales	9,647	10,108	5%
Segment Margin	16.7%	17.4%	70 bps
Operating Income Margin	15.2%	16.2%	100 bps
Earnings Per Share	$1.24	$1.47	19%
Earnings Per Share (At 26.5% Tax Rate)	$1.25	$1.43	14%
Cash Flow from Operations	1,070	1,233	15%
Free Cash Flow *	867	974	12%

* Cash Flow from Operations Less Capital Expenditures

“Organic sales growth and a double-digit earnings increase highlighted Honeywell’s strong third quarter,” said Honeywell Chairman and CEO Dave Cote.  “The continued integration and maturation of the Honeywell Operating System throughout our global portfolio is helping to drive sales, margin, earnings, and cash flow higher, and plenty of runway remains.  We are committed to our ongoing seed planting investments to bolster our great positions in good industries and continuous process improvements to mitigate ongoing global macroeconomic uncertainties.  We are raising the low-end of our 2014 proforma EPS outlook by $0.05 to $5.50-5.55 (up 11%-12%), which brings us to the high-end of the initial guidance we provided almost a year ago.  Looking ahead to 2015, we’re once again planning for a slow growth macro environment, but expect to continue delivering strong earnings growth.  We’re confident that Honeywell will continue to

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Q3’14 Results - 2

outperform now and over the long-term driven by a relentless focus on new products and technologies, continued penetration of high-growth regions, and sustained implementation of our key process initiatives.”

The company is updating its full-year 2014 guidance and now expects:

2014 Full-Year Guidance
Change
	Prior Guidance	Revised Guidance	vs. 2013
Sales	$40.2 - $40.4B	$40.3 - $40.4B	3% - 4%
Segment Margin	16.8% - 17.0%	~17.0%	~70 bps
Operating Income Margin[1]	15.4% - 15.6%	~15.6%	~140 bps
Earnings Per Share[1]	$5.45 - $5.55	$5.50 - $5.55	11% - 12%
Free Cash Flow[2]	$3.8 - $4.0B	~$3.9B	~15%

1.	Proforma, V% / bps Exclude Pension Mark-to-Market Adjustment
2.	Cash Flow from Operations Less Capital Expenditures

Third Quarter Segment Performance

Aerospace
($ Millions)	3Q 2013	3Q 2014	% Change
Sales	3,889	3,895	~Flat
Segment Profit	730	790	8%
Segment Margin	18.8%	20.3%	150 bps

•	Sales for the third quarter were up 3% organically, driven by growth across the portfolio, but were approximately flat on a reported basis due to the Friction Materials divestiture. Commercial OE sales were up 5% reflecting continued strong OE build rates, as well as an increase in Business and General Aviation (BGA) engine shipments. Commercial Aftermarket sales increased 2% driven by strong Air Transport and Regional (ATR) spares growth, partially offset by a decline in RMU (Retrofit, Modifications, and Upgrades) sales in BGA and lower repair and overhaul activities. Defense & Space sales grew 3% as a result of strong international growth and stabilization in U.S. government sales. Transportation Systems sales were down (10%) reported, primarily reflecting the Friction Materials divestiture, and up 4% organically driven by new platform launches, higher turbo gas penetration globally, and increased commercial vehicle demand in Europe, partially offset by moderating EU light vehicle production.
•	Segment profit was up 8%, and segment margins expanded 150 bps to 20.3%, driven by productivity net of inflation, commercial excellence, and the favorable impact of the Friction Materials divestiture.

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Q3’14 Results - 3

Automation and Control Solutions
($ Millions)	3Q 2013	3Q 2014	% Change
Sales	3,375	3,671	9%
Segment Profit	523	583	11%
Segment Margin	15.5%	15.9%	40 bps

•	Sales were up 9% reported, 4% organically, compared with the third quarter of 2013, primarily driven by the favorable impact of the Intermec acquisition and strong organic growth across Energy, Safety, and Security (ESS), particularly in Scanning & Mobility, Industrial Safety, Security, and Fire. Building Solutions & Distribution (BSD) saw continued strength in the Americas Distribution business.
•	Segment profit was up 11% and segment margins expanded 40 bps to 15.9% driven by higher volume, commercial excellence, and productivity net of inflation, partially offset by the dilutive impact of the Intermec acquisition.
Performance Materials and Technologies
($ Millions)	3Q 2013	3Q 2014	% Change
Sales	2,383	2,542	7%
Segment Profit	413	444	8%
Segment Margin	17.3%	17.5%	20 bps

•	Sales were up 7% on both an organic and reported basis compared with the third quarter of 2013, driven by UOP catalyst and gas processing growth, an acceleration of sales growth in Process Solutions, and higher sales across Advanced Materials, particularly Fluorine Products.
•	Segment profit was up 8% and segment margins increased 20 bps to 17.5%, driven by higher volume and productivity net of inflation, partially offset by price/raws headwinds in Resins & Chemicals and continued investments for growth.

Honeywell will discuss its results during its investor conference call today starting at 9:30 a.m. EDT. To participate, please dial (800) 862-9098 (domestic) or (785) 424-1051 (international) a few minutes before the 9:30 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s third quarter 2014 investor conference call or provide the conference code HONQ314. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the conference call from 12:00 p.m. EDT, October 17, until 11:59 p.m.

EDT, October 24, by dialing (800) 723-5154 (domestic) or (402) 220-2661 (international).

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and  performance materials.  For more news and information on Honeywell, please visit www.honeywellnow.com.

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Q3’14 Results - 4

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Q3’14 Results - 5

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Product sales	$8,090	$7,693	$24,213	$22,911
Service sales	2,018	1,954	5,827	5,757
Net sales	10,108	9,647	30,040	28,668

Costs, expenses and other
Cost of products sold (A)	5,860	5,722	17,686	17,039
Cost of services sold (A)	1,268	1,220	3,705	3,713
	7,128	6,942	21,391	20,752
Selling, general and administrative expenses (A)	1,344	1,242	4,058	3,752
Other (income) expense	(21)	(1)	(159)	(53)
Interest and other financial charges	77	80	236	244
	8,528	8,263	25,526	24,695

Income before taxes	1,580	1,384	4,514	3,973
Tax expense	388	377	1,160	975

Net income	1,192	1,007	3,354	2,998

Less: Net income attributable to the noncontrolling interest	25	17	71	21

Net income attributable to Honeywell	$1,167	$990	$3,283	$2,977

Earnings per share of common stock - basic	$1.49	$1.26	$4.18	$3.78

Earnings per share of common stock - assuming dilution	$1.47	$1.24	$4.13	$3.73

Weighted average number of shares outstanding-basic	784.5	786.3	784.6	786.6

Weighted average number of shares outstanding - assuming dilution	795.0	797.1	795.6	797.5

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Q3’14 Results - 6

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Net Sales	2014	2013	2014	2013

Aerospace	$3,895	$3,889	$11,756	$11,658

Automation and Control Solutions	3,671	3,375	10,640	9,724

Performance Materials and Technologies	2,542	2,383	7,644	7,286
Total	$10,108	$9,647	$30,040	$28,668

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Profit	2014	2013	2014	2013

Aerospace	$790	$730	$2,252	$2,101

Automation and Control Solutions	583	523	1,587	1,413

Performance Materials and Technologies	444	413	1,392	1,325

Corporate	(58)	(51)	(167)	(157)

Total segment profit	1,759	1,615	5,064	4,682

Other income (expense) (A)	11	(10)	132	22
Interest and other financial charges	(77)	(80)	(236)	(244)
Stock compensation expense (B)	(41)	(38)	(143)	(129)
Pension ongoing income (B)	62	22	187	68
Other postretirement expense (B)	(12)	(5)	(37)	(7)
Repositioning and other charges (B)	(122)	(120)	(453)	(419)

Income before taxes	$1,580	$1,384	$4,514	$3,973

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3’14 Results - 7

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	September 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$6,428	$6,422
Accounts, notes and other receivables	8,315	7,929
Inventories	4,485	4,293
Deferred income taxes	794	849
Investments and other current assets	2,336	1,671
Total current assets	22,358	21,164

Investments and long-term receivables	447	393
Property, plant and equipment - net	5,189	5,278
Goodwill	12,923	13,046
Other intangible assets - net	2,288	2,514
Insurance recoveries for asbestos related liabilities	466	595
Deferred income taxes	195	368
Other assets	2,315	2,077

Total assets	$46,181	$45,435

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,212	$5,174
Short-term borrowings	91	97
Commercial paper	1,849	1,299
Current maturities of long-term debt	189	632
Accrued liabilities	6,606	6,979
Total current liabilities	13,947	14,181

Long-term debt	6,760	6,801
Deferred income taxes	891	804
Postretirement benefit obligations other than pensions	955	1,019
Asbestos related liabilities	1,131	1,150
Other liabilities	3,230	3,734
Redeemable noncontrolling interest	204	167
Shareowners’ equity	19,063	17,579

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$46,181	$45,435

Q3’14 Results - 8

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$1,192	$1,007	$3,354	$2,998
Less: Net income attributable to the noncontrolling interest	25	17	71	21
Net income attributable to Honeywell	1,167	990	3,283	2,977
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation and amortization	227	245	698	740
Loss on sale of non-strategic businesses and assets	1	—	11	—
Gain on sale of available for sale investments	—	—	(105)	—
Repositioning and other charges	122	120	453	419
Net payments for repositioning and other charges	(167)	(220)	(301)	(517)
Pension and other postretirement income	(50)	(17)	(150)	(61)
Pension and other postretirement benefit payments	(38)	(40)	(123)	(253)
Stock compensation expense	41	38	143	129
Deferred income taxes	187	72	255	257
Excess tax benefits from share based payment arrangements	(22)	(20)	(71)	(101)
Other	(274)	169	(207)	35
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(104)	(187)	(529)	(382)
Inventories	(57)	(58)	(279)	(94)
Other current assets	49	(32)	181	(28)
Accounts payable	54	(2)	154	(32)
Accrued liabilities	97	12	(151)	(422)
Net cash provided by operating activities	1,233	1,070	3,262	2,667

Cash flows from investing activities:
Expenditures for property, plant and equipment	(259)	(203)	(680)	(547)
Proceeds from disposals of property, plant and equipment	1	1	12	7
Increase in investments	(1,415)	(243)	(3,139)	(703)
Decrease in investments	1,181	272	2,124	648
Cash paid for acquisitions, net of cash acquired	(2)	(603)	(4)	(1,063)
Proceeds from sales of businesses, net of fees paid	156	—	157	—
Other	(96)	85	(109)	104
Net cash used for investing activities	(434)	(691)	(1,639)	(1,554)

Cash flows from financing activities:
Net (decrease) increase in commercial paper	(400)	899	550	1,699
Net increase (decrease) in short-term borrowings	1	(3)	(5)	18
Proceeds from issuance of common stock	45	59	206	362
Proceeds from issuance of long-term debt	34	14	79	27
Payments of long-term debt	(1)	(3)	(607)	(604)
Excess tax benefits from share based payment arrangements	22	20	71	101
Repurchases of common stock	(138)	(167)	(689)	(769)
Cash dividends paid	(365)	(330)	(1,101)	(995)
Other	(7)	28	(7)	28
Net cash (used for) provided by financing activities	(809)	517	(1,503)	(133)

Effect of foreign exchange rate changes on cash and cash equivalents	(144)	54	(114)	(115)
Net (decrease) increase in cash and cash equivalents	(154)	950	6	865
Cash and cash equivalents at beginning of period	6,582	4,549	6,422	4,634
Cash and cash equivalents at end of period	$6,428	$5,499	$6,428	$5,499

Q3’14 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended September 30,
	2014	2013
Cash provided by operating activities	$1,233	$1,070
Expenditures for property, plant and equipment	(259)	(203)

Free cash flow	$974	$867

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’14 Results - 10

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,
	2014	2013
Segment Profit	$1,759	$1,615

Stock compensation expense (A)	(41)	(38)
Repositioning and other (A, B)	(132)	(131)
Pension ongoing income (A)	62	22
Other postretirement expense (A)	(12)	(5)

Operating Income	$1,636	$1,463

Segment Profit	$1,759	$1,615
÷ Sales	$10,108	$9,647
Segment Profit Margin %	17.4%	16.7%

Operating Income	$1,636	$1,463
÷ Sales	$10,108	$9,647
Operating Income Margin %	16.2%	15.2%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’14 Results - 11

Honeywell International Inc.
Calculation of EPS at 26.5% Tax Rate (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2014	2013

Income before taxes	$1,580	$1,384

Taxes at 26.5%	419	367

Net income at 26.5% tax rate	$1,161	$1,017

Less: Net income attributable to the noncontrolling interest	25	17

Net income attributable to Honeywell at 26.5% tax rate	$1,136	$1,000

Weighted average number of shares outstanding - assuming dilution	795.0	797.1

EPS at 26.5% tax rate	$1.43	$1.25

We believe EPS adjusted to expected full-year tax rate at 26.5% is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’14 Results - 12

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and
Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)
(Dollars in millions)

Twelve Months Ended December 31,
2013
Segment Profit	$6,351

Stock compensation expense (A)	(170)
Repositioning and other (A, B)	(699)
Pension ongoing income (A)	90
Pension mark-to-market adjustment (A)	(51)
Other postretirement expense (A)	(20)

Operating Income	$5,501
Pension mark-to-market adjustment (A)	(51)
Operating Income excluding pension mark-to-market adjustment	$5,552

Segment Profit	$6,351
÷ Sales	$39,055
Segment Profit Margin %	16.3%

Operating Income	$5,501
÷ Sales	$39,055
Operating Income Margin %	14.1%

Operating Income excluding pension mark-to-market adjustment	$5,552
÷ Sales	$39,055
Operating Income Margin excluding pension mark-to-market adjustment %	14.2%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’14 Results - 13

Honeywell International Inc.
Reconciliation of Segment Profit to Operating Income Excluding Pension Mark-to-Market Adjustment and
Calculation of Segment Profit and Operating Income Margins Excluding Pension Mark-to-Market Adjustment (Unaudited)
(Dollars in billions)

2014 Guidance
Segment Profit	$6.8 - 6.9

Stock compensation expense (A)	~(0.2)
Repositioning and other (A, B)	~(0.6)
Pension ongoing income (A)	~0.2
Pension mark-to-market adjustment (A)	TBD
Other postretirement expense (A)	~(0.1)

Operating Income	$6.2 - 6.3
Pension mark-to-market adjustment (A)	TBD
Operating Income excluding pension mark-to-market adjustment	$6.2 - 6.3

Segment Profit	$6.8 - 6.9
÷ Sales	$40.3 - 40.4
Segment Profit Margin %	~17.0%

Operating Income	$6.2 - 6.3
÷ Sales	$40.3 - 40.4
Operating Income Margin %	~15.6%

Operating Income excluding pension mark-to-market adjustment	$6.2 - 6.3
÷ Sales	$40.3 - 40.4
Operating Income Margin excluding pension mark-to-market adjustment %	~15.6%

(A)	Included in cost of products and services sold and selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Q3’14 Results - 14

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

Twelve Months Ended December 31,
2013
Cash provided by operating activities	$4,335

Expenditures for property, plant and equipment	(947)

Free cash flow	$3,388

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Q3’14 Results - 15

Honeywell International Inc.
Reconciliation of Earnings Per Share to Earnings Per Share, Excluding Pension Mark-to-Market Adjustment (Unaudited)

Twelve Months Ended December 31,
2013
EPS	$4.92

Pension mark-to-market adjustment	0.05

EPS, excluding pension mark-to-market adjustment	$4.97

We believe EPS, excluding pension mark-to-market adjustment is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

EPS utilizes weighted average shares outstanding - assuming dilution of 797.3 million. Mark-to-market uses a blended tax rate of 25.5%.